UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 9, 2016 (December 6, 2016)

bebe stores, inc.

(Exact Name of Registrant as Specified in Charter)

California	0-24395	94-2450490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Valley Drive, Brisbane, California		94005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 715-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2016, bebe stores, inc. (the “Company”) filed its Fifth Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) with the Secretary of State of the State of California to effect a 1-for-10 reverse stock split of its common stock.

As disclosed in our Current Report on Form 8-K, Item 5.07, “Submission of Matters to a Vote of Security Holders,” filed on December 18, 2015, on December 15, 2015, the Company’s shareholders, by an affirmative vote of at least a majority of the shares of common stock outstanding and entitled to vote on the matters, approved a proposal authorizing the Company’s board of directors (the “Board”), in its discretion, to effect a reverse stock split of the Company’s outstanding shares of common stock at any whole number ratio not less than 1-for-3 and not greater than 1-for-10. The Board has approved the reverse stock split and a 1-for-10 split ratio.

As a result of the reverse stock split, every ten shares of the Company’s pre-reverse split common stock will be converted automatically into one share of common stock. No fractional shares will be issued as a result of the reverse stock split, and shareholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment equal to the average closing price of the Company’s common stock as quoted on NASDAQ for the five trading days immediately preceding December 8, 2016, multiplied by the number of shares of pre-split common stock held by the shareholder that would otherwise have been exchanged for such fractional share. Also, as a result of the reverse stock split, the number of the authorized shares of the Company’s common stock will be reduced as set forth in the Articles of Incorporation. The reverse stock split will not alter the par value of the Company’s common stock or modify any voting rights or other terms of the Company’s common stock. Proportional adjustments will be made to shares of the Company’s common stock issuable upon exercise or conversion of the Company’s outstanding equity incentive awards, and the applicable per share exercise price of such securities in accordance with their terms.

The Articles of Incorporation are filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

a) Our 2016 Annual Meeting of Shareholders was held in Los Angeles, California, on December 6, 2016. There were 80,069,785 shares of our common stock outstanding and entitled to vote at the meeting as of the record date of October 24, 2016, and of such shares, there were 70,296,551 shares present in person or represented by proxy at the meeting.

b) The following directors were elected:

	For	Withheld
Brett Brewer	51,580,126	269,917
Corrado Federico	51,437,688	412,355
Robert Galvin	51,489,700	360,343
Seth Johnson	51,483,392	366,651
Manny Mashouf	51,591,511	258,532

Biographical reference* and Committee assignments listed below.

c) The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2017, was approved with 66,799,728 votes in favor and 3,368,665 votes withheld. There were 128,158 abstentions.

* Biographical information on each director is found in our most recent Form DEF 14 filed October 28, 2016.

Subsequent to this election of directors, the Board filled its Committee posts as follows:

Audit Committee

Brett Brewer

Robert Galvin (Chair)

Seth Johnson

Compensation and Management Development Committee

Corrado Federico

Robert Galvin

Seth Johnson (Chair)

Nominating and Corporate Governance Committee

Brett Brewer (Chair)

Corrado Federico

Seth Johnson

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Fifth Amended and Restated Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bebe stores, inc.

By:	/s/ Gary Bosch
	Name:	Gary Bosch
	Title:	Vice President, General Counsel & Corporate Secretary

Date: December 9, 2016

Exhibit Index

Exhibit No.	Description

3.1	Fifth Amended and Restated Articles of Incorporation.